Exhibit 99

301 Carlson Parkway, Suite 201 Minneapolis, MN 55305 (952) 258-2000

CONTACTS:
Provell, Inc. (NASDAQ: PRVL)
George S. Richards, Chairman, President & Chief Executive Officer
952.258.2000 www.provell.com

FOR IMMEDIATE RELEASE

PROVELL, INC. ANNOUNCES POSITIVE CASH FLOW AND REVENUE INCREASES FOR THIRD QUARTER

Member Sign-ups Maintain Momentum; Business Quickly Returns Following Week of September 11th and Balance Sheet Strengthens During Quarter

                MINNEAPOLIS — October 25, 2001 — Provell, Inc. (Nasdaq: PRVL) announced today the financial results for the Company’s third quarter and nine months ended September 29, 2001.  Highlights of the quarter include a return to positive cash flow, nearly $7.0 million for the quarter, a 10.4% increase in gross revenue before deferral and a 16.0% increase in net revenue. In addition, the Company maintained its membership acquisition pace, with 973,000 member sign-ups, exceeding third quarter 2000 enrollments by approximately 18,000.

                For the quarter, gross revenue before deferral totaled $78.5 million, a 10.4% increase over the $71.1 million reported for the same period one year ago. The Company’s net revenue for the third quarter ended September 29, 2001, was $36.9 million, compared with $31.8 million in third quarter 2000.  The operating loss was $(6.4) million, compared with operating income of $4.6 million for the same period in 2000.  The net loss for the third quarter 2001 was $(4.3) million, compared with a net loss of $(3.3) million for the same period last year.  Basic and diluted loss per share for the third quarter 2001 was $(0.80) compared with $(0.91) for third quarter 2000.  However, cash flow for the period was significantly improved over the same period one year ago, with $6.9 million positive cash flow, compared to negative cash flow of nearly $(9.0) million for the same period in 2000.

                “The results of the quarter demonstrate the resilience of the business and the core strength of the business model,” stated Company Chairman, President and Chief Executive Officer, George S. Richards.  “Cash flows turned positive and we saw the balance sheet strengthen significantly, as deferred membership revenue now exceeds deferred membership solicitation costs by more than $10.3 million.  The balance sheet improvement was due in large part to lower member acquisition costs combined with more member renewals.”

For the nine months ended September 29, 2001, Provell reported gross revenue before deferral of $235.9 million, compared to $167.1 million for the first three quarters of 2000.  Net revenue for the period was $104.6 million, compared with $101.9 million for the same period last year.  Nine month net loss was $(27.6) million in 2001, versus a net loss of $(38.2) million for the same period in 2000.  Net results for the 2001 period include an after-tax charge of $14.1 million for amortization of the note discount related to the private placement of $14.2 million in 10% senior convertible notes in February, 2001.  Results for the 2000 period included after-tax charges of $40.0 million for discontinued operations losses and $14.2 million for the adoption of SEC Staff Accounting Bulletin No. 101.  Basic and diluted loss per share were $(4.91) per share for the first nine months of 2001, compared with $(7.02) per share for the same nine months in fiscal 2000.  During third quarter 2001, the Company funded $3.0 million of the net liabilities for discontinued operations, primarily for lease obligations and scheduled vendor payments.  The Company believes its existing reserves are sufficient to cover remaining exposures associated with its ClickShip Direct and non-member catalog business wind downs.

                The Company also noted that future periods would be somewhat affected by the events that took place on September 11, 2001.  “Outbound calls, which are a significant part of our membership acquisition initiatives, were understandably discontinued for a period of time following the tragedy,” Richards said.  “The impact of that week’s inactivity will affect operating cash flows in the fourth quarter, but we still expect positive cash flow, consistent with what we reported for the most recent quarter.”  Richards observed that following the week of September 11, 2001, response rates maintained normal levels across all clients and program types, including sales of travel related programs.  Renewal rates were also unaffected over the period.

“We continue to make progress on several key strategic initiatives established for the year,” Richards concluded.  “During the quarter we added a number of important new business opportunities, signing relationships with a multi-billion dollar retailer and a number of well-known consumer catalog and financial services companies.  We also were able to initiate testing with the consumer marketing clients signed during the second quarter of this year.  At this point, our turnaround timetable remains intact, and we are pleased with our progress.”

                Provell, Inc., develops, markets and manages an extensive portfolio of unique and leading-edge membership and customer relationship management  programs.  Members of the company’s proprietary programs receive value-added benefits, insightful information, and exclusive savings opportunities on a wide range of related products and services in the areas of shopping, travel, hospitality, entertainment, health/fitness, finance, and affinity activities such as cooking and home improvement.  As of September 29, 2001, more than 2.7 million consumers enjoyed benefits provided through Provell’s membership programs.  The company was founded in 1986 and is headquartered in Minneapolis, Minnesota.

                Any statements herein regarding the business of Provell, Inc. that are not historical facts are “forward-looking statements” and, therefore, involve uncertainties or risks that could cause actual results to differ materially.  These statements are intended to qualify for the safe harbor provisions from liability provided by the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include the sufficiency of existing reserves to cover remaining exposures associated with discontinued operations and cash flow expectations for the fourth quarter of 2001.  Existing reserves may not be sufficient if significant new obligations are identified or if actual cash requirements needed to settle known obligations are greater than the Company’s estimates.  Future cash flows could be affected by increasing reserve requirements by business partners, lower than expected renewal and acquisition rates, higher than expected cancellation and return rates, a deepening economic recession and the continuing war on terrorism.  These and other factors are discussed in more detail in the Company’s most recent Annual and Quarterly Reports on Forms 10-K and 10-Q and the disclosures under the Sections entitled “Risk Factors” and “Recent Developments” in the Company’s Form S-3 Registration Statement (File No. 333-48776), and the Company’s current reports on Form 8-K.  The Company disclaims any obligation to update forward-looking statements.

                The condensed financial statements included herein have been prepared by the Company without audit in accordance with generally accepted accounting principles and pursuant to the rules and regulations of the Securities and Exchange Commission and should be read in conjunction with the financial statements and notes thereto included in the Company’s most recent Annual and Quarterly Reports on Form 10-K and 10-Q as filed with the SEC.

PROVELL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Nine months ended
	Sept. 29,	Sept. 30,	Sept. 29,	Sept. 30,
	2001	2000	2001	2000
	(Amounts in thousands except per share data)

Net revenues	$36,902	$31,766	$104,644	$101,949

Costs and expenses:
Operating and marketing expenses	38,696	22,389	109,085	61,474
General and administrative expenses	4,645	4,740	14,737	14,853
Total costs and expenses	43,341	27,129	123,822	76,327

Operating (loss) income	(6,439)	4,637	(19,178)	25,622

Other expenses, net	(1)	(192)	--	(264)

(Loss) income before interest, income taxes and other	(6,440)	4,445	(19,178)	25,358

Interest expense, net	244	--	1,132	--
Amortization of discount on Senior Convertible Notes	--	--	14,084	--
(Loss) income from continuing operations before income taxes and cumulative effect of change in accounting	(6,684)	4,445	(34,394)	25,358

Income tax benefit (provision)	2,421	(1,688)	6,844	(9,439)
(Loss) income from continuing operations before cumulative effect of change in accounting	(4,263)	2,757	(27,550)	15,919
Loss from discontinued operations, net of taxes of $3,690 and $24,479, respectively	--	(6,020)	--	(39,960)
Cumulative effect of change in accounting, net of taxes of $8,703	--	--	--	(14,201)
Net loss	(4,263)	(3,263)	(27,550)	(38,242)

Preferred stock dividends and amortization	(922)	(1,989)	(2,574)	(1,989)
Net loss available to common shareholders	$(5,185)	$(5,252)	$(30,124)	$(40,231)

Basic and diluted loss per common share:
(Loss) income before interest, income taxes & other	$(0.99)	$0.77	$(3.13)	$4.43
Interest and amortization	(0.04)	--	(2.48)	--
Income tax benefit (provision)	0.37	(0.29)	1.12	(1.65)
Loss from discontinued operations, net of tax	--	(1.04)	--	(6.97)
Cumulative effect of change in accounting, net of tax	--	--	--	(2.48)
Preferred stock dividends and amortization	(0.14)	(0.35)	(0.42)	(0.35)
Net loss available to common shareholders	$(0.80)	$(0.91)	$(4.91)	$(7.02)

Weighted average common shares outstanding	6,501	5,795	6,136	5,733

PROVELL, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	Sept. 29,	December 31,
	2001	2000
	(Amounts in thousands except per share data)
ASSETS
Current Assets:
Cash and cash equivalents	$5	$13,107
Trade accounts receivable, net	38,560	39,586
Deferred membership solicitation costs	44,982	41,728
Prepaid membership materials and marketing costs	7,580	15,408
Deferred income taxes	26,490	26,490
Other	1,583	1,731
Total current assets	119,200	138,050

Property and equipment, net	4,324	3,959
Other assets, net	1,139	50
Noncurrent deferred income taxes	21,507	14,665
Total assets	$146,170	$156,724

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Borrowings under revolving credit facility	$10,539	$5,150
Accounts payable	22,050	20,387
Accrued liabilities	54,107	56,601
Deferred membership revenue	55,314	55,683
Net liabilities of discontinued operations, current	11,496	23,830
Total current liabilities	153,506	161,651

Net liabilities of discontinued operations, long-term	-	2,696

Series D redeemable convertible preferred stock, liquidation preference $23,650 and $25,000, net of unamortized discount of $2,024 and $3,583, respectively	16,896	16,417
Series E redeemable convertible preferred stock, liquidation preference $16,420, net of unamortized discount of $767	12,369	--

Commitments and contingencies

Shareholders’ Deficit:
Class A Common Stock, $.01 par, 77,000 and 20,000 shares authorized at September 29, 2001 and December 31, 2000, respectively; 6,501 and 5,857 shares issued and outstanding at September 29, 2001 and December 31, 2000, respectively	69	58
Class B Common Stock, $.01 par, 2 million shares authorized; none issued or outstanding	--	--
Series C Junior Participating Preferred Stock, $.01 par, 400 shares authorized; none issued or outstanding	--	--
Paid-in capital	73,426	58,594
Common stock warrants	2,800	2,800
Preferred stock dividends payable	311	165
Accumulated deficit	(113,207)	(85,657)
Total shareholders’ deficit	(36,601)	(24,040)
Total liabilities and shareholders’ deficit	$146,170	$156,724

PROVELL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (Unaudited)

	Three months ended		Nine months ended
	Sept. 29,	Sept. 30,	Sept. 29,	Sept. 30,
	2001	2000	2001	2000
	(Amounts in thousands)
OPERATING ACTIVITIES:
Net loss available to common shareholders	$(5,185)	$(5,252)	$(30,124)	$(40,231)
Adjustments to reconcile net loss to net cash provided by (used for) continuing operations:
Discontinued operations, net of tax	--	6,020	--	39,960
Cumulative effect of change in accounting, net of tax	--	--	--	14,201
Preferred stock dividends and amortization	922	1,989	2,574	1,989
Depreciation and amortization	708	366	2,213	791
Amortization of note discount	--	--	14,084	--
Interest expense on senior convertible note	--	--	286	--
Deferred income taxes	(2,421)	1,688	(6,844)	9,439
Loss on disposal of property and equipment	--	--	--	19
Changes in working capital items:
Trade accounts receivable, net	(3,394)	(22,788)	1,026	(13,546)
Deferred costs and other current assets	8,815	(11,740)	4,478	(13,858)
Accounts payable and accrued liabilities	5,829	17,120	(1,454)	11,394
Deferred membership revenue	1,649	3,647	(369)	(10,519)

Net cash provided by (used for) operating activities	6,923	(8,950)	(14,130)	(361)

INVESTING ACTIVITIES:
Property and equipment additions, net	(311)	(2,008)	(1,550)	(2,581)
Other	--	--	--	(8)

Net cash used for investing activities	(311)	(2,008)	(1,550)	(2,589)

FINANCING ACTIVITIES:
Borrowings under revolving credit facility, net	(3,637)	220	5,389	11,763
Net proceeds from issuance of Senior Convertible Notes/Series E Preferred Stock	--	18,950	13,133	18,950
Payment of loan origination fees	--	--	(943)	--
Dividends paid	--	--	(165)	--
Net proceeds from exercise of stock options	--	680	35	2,433

Net cash (used for) provided by financing activities	(3,637)	19,850	17,449	33,146

Net cash used for discontinued operations	(3,022)	(8,727)	(14,871)	(33,518)

Net (decrease) increase in cash and cash equivalents	(47)	165	(13,102)	(3,322)
Cash and cash equivalents, beginning of period	52	440	13,107	3,927

Cash and cash equivalents, end of period	$5	$605	$5	$605